Joint Filer Information

Names:
Deerfield Mgmt, L.P.,  Deerfield Management Company, L.P.,
Deerfield Special Situations Fund, L.P., Deerfield Special Situations International Master Fund, L.P.,
Deerfield Partners, L.P. and Deerfield International Master Fund, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Vanda Pharmaceuticals, Inc. [VNDA]

Date of Event Requiring Statement:	December 23, 2014

The undersigned, Deerfield Mgmt, L.P.,  Deerfield Management Company, L.P. , Deerfield Special Situations Fund, L.P., Deerfield Special Situations International Master Fund, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Vanda Pharmaceuticals, Inc.

Signatures:

DEERFIELD MGMT, L.P.

By:  J.E. Flynn Capital, LLC, General Partner

By:   /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:  Flynn Management LLC, General Partner

By:   /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital, LLC, General Partner

By:   /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital, LLC, General Partner

By:   /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact

DEERFIELD PARTNERS, L.P.

By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital, LLC, General Partner

By:   /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact

DEERFIELD INTERNATIONAL MASTER FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital, LLC, General Partner

By:   /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact